                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                UNITOG COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                UNITOG COMPANY
                             101 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

TO ALL STOCKHOLDERS:

  The Annual Meeting of Stockholders of Unitog Company will be held on Thursday, May 22, 1997, at 10:00 a.m., at the Kansas City Club, 1228 Baltimore, Kansas City, Missouri for the following purposes:

  (1) To elect two directors to serve three-year terms;

  (2) To approve the Unitog Company 1997 Stock Option Plan;

  (3) To approve the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1998; and

  (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Stockholders of record at the close of business on March 31, 1997 are entitled to receive notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on March 31, 1997 will be available for inspection during business hours from May 9 through May 21, 1997 at 101 W. 11th Street, Kansas City, Missouri and will also be available at the meeting.

                                          By Order of the Board of Directors

                                          Randolph K. Rolf
                                          Chairman of the Board

Dated: April 22, 1997.

                       IMPORTANT--YOUR PROXY IS ENCLOSED

  YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                UNITOG COMPANY
                             101 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 22, 1997

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unitog Company (the "Company") for use at the Annual Meeting of Stockholders of the Company. The meeting will be held on Thursday, May 22, 1997, commencing at 10:00 a.m., at the Kansas City Club, 1228 Baltimore, Kansas City, Missouri. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 22, 1997.

  Only stockholders of record at the close of business on March 31, 1997 will be entitled to notice of, and to vote at, the annual meeting. On the record date, the Company had 9,644,607 shares of common stock issued and outstanding and entitled to vote.

  All shares represented by proxies will be voted by the individuals designated on the enclosed proxy card in accordance with the stockholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described below. Any stockholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person. The Chairman and Chief Executive Officer will announce the closing of the polls during the meeting. All proxies must be received prior to the closing of the polls to be counted.

  The Company will bear all the costs of solicitation of proxies. Officers, agents and employees of the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their expenses.

  Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The following proposals will be submitted to stockholders at the meeting: the election of two directors; the approval of the Unitog Company 1997 Stock Option Plan (the "1997 Plan"); and the approval of the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1998. If any other matters are properly brought before the meeting, the enclosed proxy grants discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

  Each share of common stock represented at the meeting is entitled to one vote on each matter properly brought before the meeting. The two nominees for director who receive the highest number of votes cast will be elected as directors. Approval of the 1997 Plan and approval of the auditors each require the affirmative vote of a majority of the total number of shares represented and entitled to vote at the meeting. Therefore, an abstention with respect to approval of the 1997 Plan or with respect to approval of the auditors is in effect a vote against the proposal. Shares represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees as directors will be considered to be represented at the meeting, but will not be included in determining the number of votes cast. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's common stock as of March 1, 1997 for: (i) each person known to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director and each nominee for director; (iii) each executive officer listed in the charts under Executive Compensation and Other Information; and (iv) all directors and executive officers as a group.

                                     VOTING AND
                                     INVESTMENT
                                        POWER
                                   ------------------                 PERCENT
NAME OF BENEFICIAL OWNER            SOLE      SHARED      OTHER     OF CLASS(1)
------------------------           -------    -------    -------    -----------
T. Rowe Price Associates, Inc..... 702,050(2)     --         --         7.3%
100 E. Pratt Street
Baltimore, Maryland 21202
William D. Thomas.................  35,089    661,870(3)     --         7.2%
120 West 12th Street
Kansas City, Missouri 64105
G. Kenneth Baum...................     976    661,870(3)     --         6.9%
120 West 12th Street
Kansas City, Missouri 64105
George K. Baum Group, Inc......... 661,870(3)     --         --         6.9%
120 West 12th Street
Kansas City, Missouri 64105
Randolph K. Rolf.................. 629,550     15,000        --         6.7%
101 West 11th Street
Kansas City, Missouri 64105
Stein Roe & Farnham Incorporated..     --         --     644,350(4)     6.7%
One South Wacker Drive
Chicago, Illinois 60606
SteinRoe Special Fund.............     --         --     488,850(4)     5.1%
One South Wacker Drive
Chicago, Illinois 60606
Robert F. Hagans.................. 118,400      2,250        --         1.3%
J. Craig Peterson.................  58,900(5)     --         --           *
Terence C. Shoreman...............  34,500(5)     --         --           *
D. Patrick Curran.................  25,103        750        --           *
Gary R. Russell...................  22,975(5)     --         --           *
Robert M. Barnes..................  20,750(5)     750        --           *
John W. Caffry....................   4,697      1,500        --           *
David B. Sharrock.................   5,000        --         --           *
All executive officers and
 directors as a group (13
 persons)......................... 962,064(5) 689,920        --        16.9%

--------
*Denotes less than 1%.
(1) Based on the number of outstanding shares of common stock as of March 1, 1997 (9,643,857 shares), plus the number of shares subject to acquisition before April 30, 1997, by the relevant beneficial owners.
(2) Based on a Schedule 13G, dated February 14, 1997, T. Rowe Price Associates, Inc. ("Price Associates") beneficially owned 702,050 shares as of December 31, 1996. Price Associates has sole dispositive power as to all such shares and has sole voting power as to 38,500 of such shares. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3) Shares are owned directly by George K. Baum Group, Inc., of which Mr. Baum and Mr. Thomas are directors, officers and stockholders.
(4) Information is as of December 31, 1996 based on a joint Schedule 13G, dated February 12, 1997. Stein Roe & Farnham Incorporated has sole investment power as to 644,350 shares and SteinRoe Special Fund has sole voting power as to 488,850 of such shares.
(5) Includes maximum number of shares subject to acquisition before April 30, 1997 upon the exercise of stock options as follows: Mr. Peterson, 30,000 shares; Mr. Shoreman, 34,500 shares; Mr. Russell, 21,375 shares; Mr. Barnes, 19,250 shares; all executive officers as a group, 111,249 shares.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of seven members, one of whom is an executive officer of the Company.

  The Company's Certificate of Incorporation and Bylaws provide for a classified Board of Directors under which there are three classes of directors, all of which are as equal in number as possible. The class to which each director is assigned is designated as Class A, Class B or Class C. The term of office of Class A Directors will expire at the 1999 Annual Meeting, Class B at the 1997 Annual Meeting and Class C at the 1998 Annual Meeting. At its March 13, 1997 meeting, the Board of Directors nominated the two persons listed below for election as Class B Directors for a three-year term expiring at the 2000 Annual Meeting. Each director elected will continue in office until a successor has been elected or until resignation or removal. Both nominees for directors are current Board members.

  Shares represented by the accompanying form of proxy will be voted for the election of the two nominees listed below, unless otherwise instructed on the proxy card. If any nominee should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees or any substitute nominee or nominees designated by the Board. The Board knows of no reason why either of the nominees would be unavailable or unable to serve.

NOMINEES FOR THREE-YEAR TERMS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS B DIRECTOR NAMED BELOW:

  NAME OF NOMINEE       DIRECTOR            PRINCIPAL OCCUPATION FOR
    FOR DIRECTOR    AGE  SINCE          LAST FIVE YEARS AND DIRECTORSHIPS
  ---------------   --- --------        ---------------------------------
 John W. Caffry....  69   1989   Mr. Caffry served as Executive Vice President,
                                 Administration, for Northern Telecom, Inc., a
                                 company engaged in the telecommunications
                                 industry, from February 1991 until his
                                 retirement in October 1991. Prior to that time
                                 he served as Executive Vice President, Finance
                                 and Administration, for Northern Telecom, Inc.
                                 He is a member of the Compensation Committee.
 David B. Sharrock.  60   1994   Mr. Sharrock has been engaged as a private
                                 consultant since January 1994. He served as
                                 Executive Vice President and Chief Operating
                                 Officer of Marion Merrell Dow Inc., a
                                 pharmaceutical manufacturer, from January 1990
                                 until his retirement in December 1993. He is a
                                 member of the Compensation Committee. Mr.
                                 Sharrock also serves on the Board of Directors
                                 of Cincinnati Bell, Inc., Intercardia, Inc.,
                                 Interneuron Pharmaceuticals, Inc., Praecis
                                 Pharmaceuticals, Inc. and Progenitor, Inc.

CONTINUING DIRECTORS

  The following is information concerning the directors whose terms continue after the annual meeting:

                        DIRECTOR CURRENT        PRINCIPAL OCCUPATION FOR
        NAME        AGE  SINCE    TERM      LAST FIVE YEARS AND DIRECTORSHIPS
        ----        --- -------- -------    ---------------------------------
 G. Kenneth Baum...  66   1984    1998   Mr. Baum has served as Chairman of the
                                         Board of George K. Baum Group, Inc.,
                                         an investment company, since May 1994.
                                         He served as Chairman of the Board of
                                         George K. Baum & Company, an
                                         investment banking firm, from April
                                         1982 to May 1994. He is a member of
                                         the Compensation Committee and
                                         Executive Committee. Mr. Baum also
                                         serves on the Board of Directors of
                                         H & R Block, Inc., Interstate Bakeries
                                         Corporation and Sealright Co., Inc.
 D. Patrick Curran.  52   1984    1998   Mr. Curran has served as Chairman and
                                         Chief Executive Officer of Curran
                                         Companies, a company engaged in the
                                         specialty chemicals business, since
                                         August 1979. He is a member of the
                                         Audit Committee. Mr. Curran also
                                         serves on the Board of Directors of
                                         American Safety Razor Company,
                                         Applebee's International, Inc. and
                                         Sealright Co., Inc.
 Robert F. Hagans..  70   1979    1998   Mr. Hagans served as Chairman of the
                                         Board of the Company from 1979 until
                                         his retirement in May 1991. He is a
                                         member of the Executive Committee. Mr.
                                         Hagans also serves on the Board of
                                         Directors of Sealright Co., Inc.

                        DIRECTOR CURRENT        PRINCIPAL OCCUPATION FOR
        NAME        AGE  SINCE    TERM      LAST FIVE YEARS AND DIRECTORSHIPS
        ----        --- -------- -------    ---------------------------------
 Randolph K. Rolf..  55   1986    1999   Mr. Rolf has served as Chairman of the
                                         Board of the Company since May 1991
                                         and President and Chief Executive
                                         Officer since May 1988. He is a member
                                         of the Executive Committee. Mr. Rolf
                                         also serves on the Board of Directors
                                         of SOS Staffing Services, Inc.
 William D. Thomas.  53   1984    1999   Mr. Thomas has served as President of
                                         George K. Baum Group, Inc., an
                                         investment company, since May 1994. He
                                         has also served as Executive Director
                                         of George K. Baum Merchant Banc,
                                         L.L.C., an investment advisor, since
                                         May 1994. He served as Vice Chairman
                                         of George K. Baum & Company, an
                                         investment banking firm, from June
                                         1991 to May 1994. He is a member of
                                         the Audit Committee. Mr. Thomas also
                                         serves on the Board of Directors of
                                         Sealright Co., Inc.

DIRECTOR NOMINATIONS

  In addition to the Board of Directors' selection of nominees, nominations for directors may be made by the Company's stockholders in compliance with certain provisions of the Company's Bylaws. These requirements include written notice to the Secretary of the Company not less than 60 days and not more than 90 days prior to the meeting. In the event that less than 70 days' notice (or public disclosure) of the stockholder meeting date is given, notice of stockholder nominations must be received by the Company's Secretary before the close of business on the 10th day following the date on which notice was mailed or public disclosure of the meeting was made. In the case of the Company's annual meeting of stockholders, such public disclosure of the meeting date is considered to have been made more than 70 days in advance, because the meeting date is set forth in the Company's Bylaws (unless the meeting date is changed from the fourth Thursday in May).

  A stockholder notice regarding a director nomination must include:

  . The name, age, business address, residence address, principal occupation and/or employment of each nominee;

  . The number of shares of each class of the Company's stock beneficially owned by each director nominee;

  . Such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee;

  . The name and address of the stockholder or stockholders giving notice of the nomination (as such name and address appear in the Company's stock ledger); and

  . The number of shares of each class of the Company's stock beneficially owned by the nominating stockholder or stockholders.

  The person acting as chairman of the stockholder meeting may determine whether a nomination was made in accordance with the Bylaw procedures described above, and, if the nomination is defective, shall declare that the nomination shall be disregarded.

BOARD MEETINGS

  The Board of Directors of the Company held six meetings during fiscal 1997. During fiscal 1997, all directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of which they were members.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive annual retainers of $12,000 and meeting fees of $1,000 for each Board of Directors meeting attended, $300 for each telephonic Board of Directors meeting attended and $300 for each Board of Directors committee meeting attended (except committee chairmen receive $500 per committee meeting). The Company's Outside Director Fee/Stock Program (the "Director Program") permits non-employee directors to take all or a portion of their director fees in Unitog stock. Shares issued for director fees payable before January 1, 1998, will be issued for 91% of the fair market value as of the date the director fees would otherwise be payable. After that time, the Compensation Committee will establish a percentage of fair market value for each calendar year, at a level between 67% and 91%. The Company also provides each non-employee director group term life insurance coverage of $50,000. The 1997 Plan, which is being voted on by the stockholders, would grant outside directors an option to purchase 1,000 shares of Company common stock at the following times: on the date stockholders approve the 1997 Plan; on the day after each annual meeting of stockholders beginning in 1998; and on the date of an outside director's initial election or appointment to the Board of Directors, unless the initial election is at an annual stockholders meeting. See Proposal 2. The Board typically establishes outside director compensation for the next year at its May meeting. Because the 1997 Plan grants stock options to outside directors, the Board has determined not to consider any increases in outside director compensation before May 1998.

COMMITTEES

  The Board has established standing Audit, Compensation and Executive Committees. The Board does not have a standing nominating committee. The biographical information included in this Proxy Statement identifies committee memberships held by each director.

  The Audit Committee held two meetings during fiscal 1997. It consists of two non-employee directors. The functions performed by the Audit Committee are review of significant financial information of the Company, review of the effectiveness of the Company's accounting and internal control system, oversight of the audit function, and recommendation of the appointment of independent auditors of the Company.

  The Compensation Committee held four meetings during fiscal 1997. It consists of three non-employee directors. The Compensation Committee establishes the general compensation policies and specific compensation levels for executive officers and key management of the Company. The Committee also administers the Management Incentive Plan and the Unitog Company 1992 Stock Option Plan and the Director Program.

  The Executive Committee did not meet during fiscal 1997. It consists of two non-employee directors and one employee director. The Executive Committee has authority to exercise, between Board meetings, all the powers and authority of the Board, subject to certain restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file with the Securities and Exchange Commission and Nasdaq reports of ownership and reports of changes in such ownership of common stock and other equity securities of the Company. SEC regulations require those persons to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports received by it, and written representations that no Forms 5 were required, the Company believes that during fiscal 1997 its executive officers and directors complied with all applicable filing requirements in a timely manner.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table provides information concerning compensation provided to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal years ended January 26, 1997, January 28, 1996 and January 29, 1995.

                                                      LONG-TERM
                                         ANNUAL      COMPENSATION
                                      COMPENSATION      AWARDS
                                    ---------------- ------------
                                                      SECURITIES   ALL OTHER
                             FISCAL                   UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY   BONUS   OPTIONS(#)     ($)(1)
---------------------------  ------ -------- ------- ------------ ------------
Randolph K. Rolf............  1997  $272,606     --        --       $ 9,618
 Chairman, President and      1996   262,872 $50,150       --        10,495
 Chief Executive Officer      1995   251,043  99,780       --        11,709
Terence C. Shoreman.........  1997  $183,356     --      6,000      $ 5,258
 Executive Vice President--   1996   148,346 $28,959     6,000        4,991
 Chief Operating Officer      1995   140,601  41,396    12,000        4,564
J. Craig Peterson...........  1997  $150,173     --      6,000      $ 5,107
 Executive Vice President--   1996   144,442 $24,481       --         5,073
 Chief Administrative and     1995   138,173  41,456     6,000        5,597
 Financial Officer
Gary R. Russell.............  1997  $147,981     --      6,000      $ 5,459
 Sr. Vice President--         1996   120,808 $13,670       --         4,697
 Rental Operations            1995   115,173  21,318     4,500        4,774
Robert M. Barnes............  1997  $107,173     --      2,000      $ 3,985
 Vice President--General      1996   101,808 $11,809       --         3,967
 Counsel and Secretary        1995    95,808  25,910     4,500        4,216

--------
(1) All Other Compensation for fiscal 1997 includes the Company contribution under the qualified thrift plan as follows: Mr. Rolf, $8,178; Mr. Shoreman, $3,957; Mr. Peterson, $4,027; Mr. Russell, $4,402; and Mr. Barnes, $3,215. All other amounts reported for fiscal 1997 under this heading represent premiums paid by the Company for term life insurance.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the grant of stock options during fiscal 1997 to the named executive officers.

                                                                               POTENTIAL
                                                                            REALIZABLE VALUE
                                        INDIVIDUAL GRANTS(1)                   AT ASSUMED
                         -------------------------------------------------- ANNUAL RATES OF
                         NUMBER OF                                            STOCK PRICE
                         SECURITIES  PERCENT OF TOTAL  EXERCISE             APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED TO  OR BASE              OPTION TERM(2)
                          OPTIONS      EMPLOYEES IN      PRICE   EXPIRATION ----------------
NAME                     GRANTED(#)    FISCAL YEAR     ($/SHARE)    DATE     5%($)   10%($)
----                     ---------- ------------------ --------- ---------- ------- --------
Randolph K. Rolf........     --            --              --         --        --       --
Terence C. Shoreman.....   6,000           7.9%         $24.75    3/15/06   $93,540 $236,100
J. Craig Peterson.......   6,000           7.9%          24.75    3/15/06    93,540  236,100
Gary R. Russell.........   6,000           7.9%          24.75    3/15/06    93,540  236,100
Robert M. Barnes........   2,000           2.6%          24.75    3/15/06    31,180   78,700

--------
(1) The options were granted on March 15, 1996 and become exercisable in four equal annual installments commencing one year from the date of grant. In the event the employment of an option holder is terminated within one year after a change of control, any unvested options which have been held for at least six months immediately vest and are settled by the payment to the option holder of an amount equal to the excess of the fair market value of the shares over the exercise price of the option. Options become immediately exercisable upon the death or, in some instances, the retirement of the option holder.
(2) The price of Unitog Company common stock at the end of the 10-year option term would be as follows: assuming 5% annual appreciation, $40.34 per share, and assuming 10% annual appreciation, $64.10 per share. The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END STOCK OPTION
VALUES

  The following table provides information concerning stock options exercised during fiscal 1997 and unexercised options held as of the end of fiscal 1997 by the named executive officers.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR   IN-THE-MONEY OPTIONS AT
                           SHARES                         END(#)            FISCAL YEAR END($)(1)
                         ACQUIRED ON    VALUE    ------------------------- -----------------------
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISED
----                     ----------- ----------- ----------- ------------- ----------- -----------
Randolph K. Rolf........      --            --        --           --            --          --
Terence C. Shoreman.....      --            --     26,250       18,750      $339,975    $133,485
J. Craig Peterson.......   60,000    $1,185,000    24,000       12,000       329,490      77,010
Gary R. Russell.........      --            --     17,625        9,375       247,065      44,910
Robert M. Barnes........      --            --     15,000        6,500       201,878      54,008

--------
(1) Based on the closing market price of the Company's common stock at fiscal year end ($26.25 per share).

TERMINATION OF EMPLOYMENT ARRANGEMENTS

  Under the terms of the Unitog Company 1992 Stock Option Plan, in the event the employment of an option holder is terminated within one year after a change of control of the Company, any unvested options then outstanding which have been held for at least six months immediately vest and all outstanding options are settled by the payment to the option holder of an amount equal to the excess of the fair market value of the shares subject to outstanding options over the exercise price of the options. Under the 1992 Stock Option Plan, a "change of control" is deemed to have occurred in the event: (i) any person acquires more than 25% of the common stock through a tender offer, exchange offer or otherwise; or (ii) the Company is liquidated or dissolved following the sale of all or substantially all of its assets; or (iii) the Company is not the surviving parent corporation resulting from any merger or consolidation to which it is a party.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors establishes the general compensation policies and specific compensation levels for executive officers and key management of the Company and administers the Management Incentive Plan and the Unitog Company 1992 Stock Option Plan. The Compensation Committee is composed of three members, each of whom is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers and key management are ratified by the entire Board, except for decisions about awards under the 1992 Stock Option Plan which are made solely by the Compensation Committee. The Compensation Committee has furnished the following report on executive compensation:

  The Company's executive compensation policies are designed to integrate compensation with the Company's financial performance and long-term stock appreciation, to provide competitive levels of compensation to assist the Company in attracting and retaining qualified executives and to recognize individual initiatives and achievements. There are three principal elements in the Company's executive compensation program.

  . Base Salary Compensation

  . Annual Incentive Compensation

  . Stock-Based Performance Compensation through Stock Option Grants

 Base Salary

  Base salary ranges are established each year for each executive position based primarily on a review of salaries offered by other industrial companies with revenues comparable to Unitog's for positions with comparable responsibilities. The Compensation Committee believes that the Company's base salary structure should approximate the 50th percentile of companies with revenues comparable to Unitog's. The Compensation Committee sets executive salaries within the applicable ranges each year after reviewing the following criteria for each executive: job performance and results achieved, potential for future responsibilities, the overall financial performance (primarily revenues and operating income) of the Company or, for those executives who work primarily in a particular operating segment, a combination of financial performance of the Company and of the executive's business segment, and the experience of the executive, in roughly that order of importance.

 Annual Incentive Compensation

  The purpose of the Company's Management Incentive Plan is to provide a direct financial incentive in the form of an annual cash bonus for achievement of Company, major business segment and individual goals. For fiscal 1997, at least 60% of an executive's annual bonus opportunity was based on actual versus targeted operating income performance, either as to the Company as a whole or, for those executives who work primarily in a particular operating segment, a combination of operating income of the Company and of the executive's business segment. Up to 20% of an executive's bonus may be based on objective criteria applicable to the executive's area of responsibility, such as revenues and expense control, which are set by the executive's supervisor, and up to 20% of the bonus may be based on a subjective evaluation of whether individual goals applicable to the executive were attained. To the extent the financial and individual goals are met, an executive receives a cash bonus equivalent to a pre-determined percentage of base salary that is based on the executive's level of responsibility within the Company. The specific operating income goals for the major business segments and the Company as a whole are approved by the Compensation Committee at the beginning of each fiscal year based on financial plans for the year. Although bonuses are generally not paid unless the Company attains a minimum operating income goal for the year, the Compensation Committee has the discretion to award individual or major segment bonuses if the operating income goal is not met. Because relevant operating income goals were not met, no bonuses were paid to executive officers for fiscal 1997.

  Based on an evaluation of the Company's executive compensation structure by a national employment benefits consulting firm, the Compensation Committee recommended and the Board approved certain changes to the Management Incentive Plan for fiscal 1998. The Plan was modified to provide that up to 40% of an individual's bonus could be paid if the person's individual goals were met even if the corporate income goals were not achieved. The Plan limits the total amount that can be paid in a given year to a predetermined percentage of operating income. The Plan was also modified for fiscal 1998 to make earnings per share, rather than operating income, the key financial performance measure for the portion of bonuses paid based on Company-wide financial results (which under the Plan must be at least 40% of an executive's bonus opportunity). The Plan will utilize earnings per share in order to more closely integrate the financial targets under the Plan with shareholder return.

 Stock Option Grants

  Stock-based performance compensation is provided through stock options granted under the 1992 Stock Option Plan. The purpose of the 1992 Stock Option Plan is to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return. The selection of the participants, allotment of shares, exercise price (which may not be less than the fair market value on the date of grant), determination of the vesting schedule and other conditions are established by the Compensation Committee. There is no explicit formula for deciding specific stock option grants. Generally, senior management is considered for stock option grants annually. Other participants in the Plan are considered for stock options every other year. In awarding options the Committee evaluates the recipient's ability to influence the Company's long-term growth and profitability and to a lesser extent the recipient's prior contributions to the Company. The Committee also considers the number of options previously granted the recipient and, in certain cases, the number of shares of common stock held by the recipient.

 Chief Executive Compensation

  Mr. Rolf is eligible to participate in the same executive compensation plans available to other executive officers. Mr. Rolf's base salary is determined each year by the Compensation Committee based on a review of the Company's prior year financial performance (revenues, operating income and net earnings), salaries paid to chief executive officers of companies with revenues comparable to Unitog's and salaries paid by companies included in the peer group, in that order of importance. As with other executives, it is the Committee's belief that the base salary for the chief executive officer should be set within a range that approximates the 50th percentile of companies with revenues comparable to Unitog's. In fiscal 1997, Mr. Rolf received a base salary of $273,000, an increase of $10,000, or 3.8%, over fiscal 1996 base salary. The Compensation Committee determined that the increase in base salary was appropriate in consideration of the 13% increase in revenues, the 14% increase in operating income and the 15% increase in net earnings from fiscal 1995 to fiscal 1996. Mr. Rolf did not receive a bonus for fiscal 1997 under the Management Incentive Plan because the Company failed to meet minimum operating income goals set by the Compensation Committee. Mr. Rolf declined stock options in fiscal 1997 because of his desire that available stock options be granted to executives with a less significant ownership stake in the Company.

 Deductibility of Compensation Expenses

  Under the Omnibus Budget Reconciliation Act of 1993, the Company is not allowed a tax deduction for compensation paid in excess of $1 million to any officer listed in the Summary Compensation Table, subject to certain exceptions. The Committee did not consider this restriction in setting executive compensation because in no case does compensation subject to the limitation paid to any executive approach the $1 million limit.

                                          John W. Caffry, Chairman
                                          G. Kenneth Baum
                                          David B. Sharrock

TOTAL MARKET RETURN

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

          AMONG UNITOG COMPANY, THE S & P 500 INDEX AND A PEER GROUP

                       [PERFORMANCE CHART APPEARS HERE]

                  1/26/92     1/31/93     1/30/94     1/29/95     1/28/96     1/26/97
                  -------     -------     -------     -------     -------     -------
Unitog Company      100         126         153         167         224         249
Peer Group          100         104         117         119         159         190
S&P 500 Index       100         109         123         123         171         216

  Assumes $100 invested on January 26, 1992 in the Company's common stock, in the S & P 500 Index and in a peer group of companies comprised of Angelica Corporation, Cintas Corporation, G & K Services, Inc., National Service Industries, Inc. and UniFirst Corporation.

--------
  *Total return equals price appreciation plus dividends and assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of G. Kenneth Baum, John W. Caffry and David B. Sharrock. None of these individuals is or has ever been an officer or employee of the Company. During fiscal 1997, no executive officer of the Company served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or the Company's other directors are affiliated.

                                PROPOSAL NO. 2
               APPROVAL OF UNITOG COMPANY 1997 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

 General

  The Board of Directors believes that the Company's long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's stockholders. The Board believes that the 1997 Plan, like the Unitog Company 1992 Stock Option Plan (the "1992 Plan"), will be instrumental in fulfilling these goals.

  The 1997 Plan authorizes the grant of incentive stock options ("ISO's") and non-qualified stock options ("NQSO's"). ISO's are "incentive stock options" as defined by federal tax law (described below). An NQSO is any option to purchase Company stock which is not an ISO. ISO's and NQSO's are called "options." A copy of the 1997 Plan is included as Exhibit A to this Proxy Statement. The following description of the 1997 Plan is qualified by reference to the complete document.

  The 1997 Plan may be administered by the Compensation Committee of the Board of Directors or by the full Board of Directors (the "Administrator"). Key employees of the Company and its subsidiaries are eligible to receive awards. As of January 26, 1997, the Company had approximately 4,400 employees. Directors who are neither employees of the Company or its subsidiaries nor holders of more than 10% of the total voting power of the Company stock ("Outside Directors"), also participate in the 1997 Plan. Grants of NQSO's to Outside Directors are automatic.

  Upon a "change of control" of the Company, any unvested options then outstanding vest immediately. Under the 1997 Plan, a "change of control" is deemed to have occurred in the event: (i) any person, other than the Company, a subsidiary or a Company employee benefit plan, acquires more than 25% of the common stock through a tender offer, exchange offer or otherwise; or (ii) the Company stockholders approve (A) a merger or similar transaction where the Company stockholders will not hold more than 50% of the voting power after such transaction, (B) liquidation or dissolution of the Company or (C) a sale of all or substantially all of the Company's assets.

  The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the Administrator, in Unitog common stock with an equivalent market value or in a combination of cash and common stock.

  The 1997 Plan authorizes the issuance of up to 500,000 shares of the Company's common stock. Shares are charged against the limit only to the extent shares are issued under the 1997 Plan; shares covered by forfeited awards may be re-granted. Options granted to any person in one calendar year may not exceed 50,000 shares. Appropriate adjustments to these limits are required for stock splits and similar events. No options may be granted under the 1997 Plan after March 13, 2007. No grants to employees or Outside Directors have been made under the Plan. As of April 1, 1997, 16,288 shares were available for grants under the 1992 Plan, and options to acquire a total of 387,775 shares of Company common stock were outstanding under the 1992 Plan.

  The Board of Directors may amend or terminate the 1997 Plan at any time; provided, however, that it may not, without stockholder approval, (i) increase the maximum number of shares for which options may be granted under the 1997 Plan, (ii) materially increase the benefits accruing to option holders under the 1997 Plan, (iii) with respect to NQSO's, modify eligibility to participate in the 1997 Plan, or with respect to ISO's, change the class of employees to whom ISO's may be granted, or (iv) make any other change requiring stockholder approval under applicable law.

  The last sale price of the Company's common stock on April 1, 1997 was $20.50 per share.

 Employee Options

  The Administrator determines, within the limits of the 1997 Plan, the selection of the employee participants, allotment of shares, exercise price, the vesting schedule, whether an option is an ISO or an NQSO and other matters relating to awards.

  Generally, stock options granted under the Plan are exercisable for a period of up to ten years from the date of grant. The aggregate fair market value of the stock (at the time the option is granted) with respect to which ISO's are exercisable for the first time by any recipient during any calendar year may not exceed $100,000. The exercise price for ISO's may not be less than 100% of the fair market value of the common stock on the date of the grant. The term of an ISO granted under the 1997 Plan to any stockholder owning more than 10% of the outstanding common stock may not exceed five years and the exercise price of an ISO granted to such stockholder may not be less than 110% of the fair market value of the common stock on the date of the grant.

  Options granted under the 1997 Plan may contain such provisions as the Administrator determines regarding the extent, if any, to which options may be exercised after termination of employment, provided that ISO's may not be exercised after three months after termination of employment or, in case of termination by reason of death or disability, after 12 months after termination. Generally, options may not be assigned or transferred other than by will or by the laws of descent and distribution and, during the option holder's lifetime, may be exercised only by the option holder. To the extent permitted by applicable law, however, options granted to Outside Directors may be transferred to their immediate family members, trusts for the benefit of such family members, or partnerships held by such family members, or as the Administrator allows. In addition, options granted to employees may be transferred to the extent the Administrator allows.

 Outside Director Options

  The 1997 Plan provides for an automatic grant to each Outside Director of an NQSO to purchase 1,000 shares of Company common stock at the following times:

    (i) on the date stockholders approve the 1997 Plan;

    (ii) on the day after each annual meeting of stockholders, beginning in 1998; and

    (iii) on the date of an Outside Director's initial election or appointment to the Board of Directors, unless the initial election is at an annual stockholders' meeting.

  Outside Director NQSO's become exercisable one year after the grant, and terminate on the tenth anniversary of the grant. The exercise price for all options granted to Outside Directors will be the fair market value of the stock on the grant date.

  Any NQSO's held by an Outside Director terminate immediately if he or she is removed for cause or if he or she engages in competition with the Company or in conduct which is adverse or contrary to the Company's interests. Outside Director NQSO's held at the time an Outside Director retires or dies become immediately exercisable, and may be exercised for a period of one year or until the earlier expiration or termination of the option. If an Outside Director's service terminates for any other reason, he or she may exercise any options exercisable at the time of such termination for a period of three months after such termination (or until the earlier expiration or termination of the option).

FEDERAL INCOME TAX CONSEQUENCES

 ISO's

  An option holder does not realize taxable income and the Company is not entitled to a deduction on the grant of an ISO or on its exercise.

  If the option holder does not sell or otherwise dispose of the shares acquired ("ISO Shares") within one year from the exercise date or within two years from the grant date (the "Required Holding Periods"), the option holder's gain or loss upon a sale will be long-term capital gain or loss, and the Company will not be entitled to a deduction. The amount of such gain or loss will be the difference between the amount realized on the sale and the option holder's basis in the ISO shares.

  If an option holder disposes of the ISO Shares without satisfying the Required Holding Periods, such disposition will constitute a disqualifying disposition, which gives rise to ordinary income on the date of such disposition. The amount of such ordinary income is the excess of the fair market value of the ISO Shares on the exercise date over the option price, except that, if the disqualifying disposition is a sale and the sale price is lower than the value of the ISO Shares on the exercise date, the lower sale price generally governs the amount of ordinary income. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition. If the sale price is higher than the value of the ISO Shares on the exercise date, the excess will be capital gain.

  An option holder does realize income on the exercise of an ISO for alternative minimum tax ("AMT") purposes. On the other hand, income from a disqualifying disposition is normally not income for AMT purposes.

 NQSO's

  An option holder does not realize taxable income on the grant of an NQSO, but does realize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received exceeds the option exercise price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income realized by the option holder from the exercise of NQSO's.

 Transfer of Options

  In the case of a gift of a vested option as permitted by the 1997 Plan, (for example, the gift of an NQSO by an Outside Director to a family member), there will be no income tax consequences to the donor, the donee or the Company at the time of the gift. As long as the donor does not retain any control over the option or the power to change its disposition, the transfer will be a completed gift for gift tax purposes. The amount of the gift will be subject to gift tax (if the amount exceeds the applicable exclusion), and the value of the option will not be included in the donor's taxable estate for federal estate tax purposes. The amount of the gift is equal to the fair market value of the option given (provided that the donor and his or her family do not own 50% or more of the stock of the Company and certain other restrictions are met). In the case of an NQSO, when the donee subsequently exercises the option, the donor will be subject to income tax on the difference between the fair market value of the stock at the time of exercise and the exercise price. The basis of the stock held by the donee after exercise would be the exercise price of the option plus the amount of gain included in the donor's gross income. The Company would be entitled to an income tax deduction equal to the amount the donor includes in gross income.

  If an option is transferred by gift before it becomes vested, while such a transfer might be effective to transfer the donor's interest in the option to the donee, for tax purposes it likely would not be reasonably susceptible to valuation and therefore would be treated as an incomplete gift. As a result, any tax consequences would be delayed until the option becomes vested (at which time the value of the option could be determined). In that case, the gift would occur for gift tax purposes when the option becomes vested, and as described above, when the donee subsequently exercises the option, the donor would be subject to income tax on the difference between the fair market value of the stock at the time of exercise and the exercise price.

OTHER TAX PROVISIONS

  The Company is not allowed a deduction for compensation paid to any officer listed in the Summary Compensation Table in excess of $1 million each in any taxable year, except to the extent such excess constitutes performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Compensation from the Company's options will constitute performance-based compensation if certain requirements are met, including requirements that (i) the option grant is made by a committee consisting solely of two or more "outside directors" (as defined in regulations promulgated under Section 162(m)), (ii) the stock option plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and (iii) under the terms of the option, the employee receives compensation based solely on an increase in stock value after the grant date. Although no annual compensation package of any of the Company's officers approaches $1 million at this time, the Company currently contemplates that all options granted to officers under the 1997 Plan will meet the requirements for performance-based compensation under
Section 162(m).

VOTE REQUIRED FOR THIS PROPOSAL

  The affirmative vote of a majority of the total number of shares represented and entitled to vote at the meeting is required for approval of the 1997 Plan. Therefore, an abstention with respect to the 1997 Plan is in effect a vote against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE UNITOG COMPANY 1997 STOCK OPTION PLAN.

                                PROPOSAL NO. 3:

                       APPROVAL OF INDEPENDENT AUDITORS

  For fiscal 1997, KPMG Peat Marwick LLP examined the consolidated financial statements of the Company and its subsidiaries. Representatives of KPMG Peat Marwick LLP will attend the meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions by stockholders.

  The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as independent auditors of the Company for fiscal 1998 and is therefore asking the stockholders to approve the appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                 MISCELLANEOUS

  STOCKHOLDER PROPOSALS. In the event any stockholder intends to present a proposal at the annual meeting of stockholders to be held in 1998, such proposal must be received by the Company, in writing, on or before December 24, 1997 to be considered for inclusion in the Company's next Proxy Statement.

  To be properly brought before a stockholder meeting, a proposal must be:

  . Specified in the notice of the meeting given by the Board of Directors or the persons calling the meeting;

  . Otherwise properly brought before the meeting by the Board of Directors or at their direction; or

  . Otherwise properly brought before the meeting by a stockholder.

  For a proposal to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice of the proposal in writing to the Company's Secretary. To be timely, the notice must be given, in the case of an annual meeting, not less than 60 days and not more than 90 days prior to the meeting date, and, in the case of a special meeting, not later than the close of business on the 10th day following the date on which notice of the stockholder meeting was mailed to stockholders. If, however, a stockholder gives notice of a proposal in order to have the matter included in the proxy statement for a meeting not less than 120 calendar days in advance of the date of the Company's proxy statement for the last annual stockholder meeting, that notice will be considered timely.

  Stockholder notices must set forth the following information as to each matter proposed:

  . A brief description of the proposal and the reasons for conducting such business at the stockholder meeting;

  . The name and address of record of the stockholder proposing the business and any other stockholder or stockholders known to be supporting the proposal;

  . The number of shares of each class of Company stock beneficially owned by the proposing stockholder or stockholders; and

  . Any material interest of the proposing stockholder or stockholders in the proposal.

  The Board of Directors or chairman of the stockholder meeting must reject any stockholder proposal not in accordance with the requirements of the Bylaws, or which in their judgment, is not a proper subject for stockholder action.

  See "Director Nominations" for a discussion of provisions applicable to stockholder nominations to the Board of Directors. Any stockholder desiring a copy of the Company's Bylaws will be furnished a copy without charge upon written request to the Company's Secretary.

  VOTING PROXIES AND OTHER MATTERS. Proxies will be voted in accordance with the choices specified on the form of Proxy. If no choice is specified, shares will be voted "FOR" the nominees listed on the Proxy and in this Proxy Statement, "FOR" approval of the 1997 Stock Option Plan and "FOR" approval of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for fiscal 1998.

  Management of the Company does not intend to present any business at the meeting except as indicated herein and presently knows of no other business to be presented at the meeting. Should any other business come before the meeting, the persons named in the accompanying form of Proxy will vote the Proxy in accordance with their best judgment.

  ANNUAL REPORT. A copy of the Company's Annual Report accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials. A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for fiscal 1997 may be obtained without charge upon written request to the Secretary, Unitog Company, 101 W. 11th Street, Kansas City, Missouri 64105.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Randolph K. Rolf
                                          Chairman of the Board

April 22, 1997

                                                                      EXHIBIT A

                     UNITOG COMPANY 1997 STOCK OPTION PLAN

                               ----------------

                              SECTION I. PURPOSE

  The purpose of this Plan is to provide an incentive and to encourage ownership of the Company's stock by the grant of stock options to certain "Key Employees" of the Company or its subsidiaries, and to attract and retain highly qualified people who are not employees of the Company or any of its subsidiaries to serve as directors of the Company. It is intended that some options granted to Key Employees pursuant to the Plan may qualify as Incentive Stock Options ("ISO's"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), and some options granted pursuant to the Plan may not qualify as ISO's and will be non-qualified options ("NQO's").

                            SECTION II. DEFINITIONS

  A. "Board" or "Board of Directors" means the board of directors of the Company.

  B. "Common Stock" means shares of the common stock (including treasury stock), par value $.01 per share, of the Company.

  C.  "Company" means Unitog Company or any successor thereto.

  D. "Committee" or "Compensation Committee" means the compensation committee established by the Board of Directors of the Company.

  E. "Disability" means a physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, which causes a person to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of such Disability to the Compensation Committee.

  F.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  G. "Fair Market Value" as of a given date, means: (a) in the case of Key Employees, the fair market value of one share of Common Stock as determined by the Committee in accordance with procedures established by the Committee and in accordance with the provisions of the Code and the regulations thereunder; and (b) in the case of Outside Directors, as of any given date, the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

  H. "Key Employee" means a person who is employed in a position of managerial responsibility by the Company or a Subsidiary. A non-employee member of the Board or of the board of directors of a Subsidiary cannot be a Key Employee.

  I. "Outside Director" means a member of the Board who is not (a) an employee of the Company or a Subsidiary, or (b) a Ten Percent Shareholder.

  J. "Parent" means any parent corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

  K. "Participant" means a Key Employee who is granted a stock option hereunder.

  L.  "Plan" means the Unitog Company 1997 Stock Option Plan.

  M. "Retirement" with respect to an Outside Director means resignation at or after age 65, failure to stand for re-election at or after age 65 or failure to be re-elected at or after age 65.

  N. "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

  O. "Ten Percent Shareholder" means a person who owns, on the date of grant of an option, more than 10% of the total combined voting power of all classes of stock of the Company, or its Parent or Subsidiary.

                          SECTION III. ADMINISTRATION

  This Plan shall be administered by the Committee or by the full Board. Except for the terms and conditions explicitly set forth in this Plan, the Committee or the Board shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the Key Employees to be granted options, the number of shares to be subject to each such option, the exercise price, and all other terms and conditions of such options. Grants of options under the Plan to Outside Directors shall be automatic as provided in Section VII below. Grants under this Plan need not be identical in any respect, even when made simultaneously.

  The interpretation and construction by the Committee or the Board of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to ISOs correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

  In the event the Company or any Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee or the Board may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

  With respect to grants made under this Plan to individuals who are subject to Section 16 of the Exchange Act, the Committee shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                      SECTION IV. SHARES SUBJECT TO PLAN

  Subject to adjustment as set forth below in this Section IV, the number of shares of Common Stock as to which options may be granted under the Plan shall not exceed, in the aggregate, 500,000 shares. The maximum number of shares with respect to which options may be granted under the Plan during any calendar year to any eligible person shall not exceed 50,000. Such shares may be, in whole or in part, as the Board of Directors shall from time to time determine, authorized but unissued shares, or issued shares which shall have been reacquired by the Company. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares subject to the option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options granted under this Plan.

  The aggregate number and class of shares for which options may be granted under this Plan, the maximum number and class of shares that may be granted to any eligible person in a given year, the number and class of shares subject to automatic option grants to Outside Directors pursuant to Section VII, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

                            SECTION V. ELIGIBILITY

  Only Key Employees and Outside Directors shall be eligible to participate in this Plan.

                    SECTION VI. KEY EMPLOYEE STOCK OPTIONS

  A. Option Price. Except as provided below, the purchase price of the Common Stock under each ISO granted to a Key Employee hereunder shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO issued to a Ten Percent Shareholder shall be no less than 110% of the Fair Market Value of the Common Stock at the time of the grant of the option.

  B. Term and Exercise of Options. Except as provided below, the term of each option shall be not more than ten (10) years from the date of grant. The term of each ISO granted to a Ten Percent Shareholder shall not be more than five
(5) years from the date of grant. Options granted to Key Employees will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee or the Board shall in each instance approve, which need not be uniform for all Participants.

  C. Termination of Employment. Subject to the restrictions described in Subsection B of this Section on the Participant's exercise of an option and the provisions of Subsection E of this Section, options may contain such provisions as the Committee shall determine regarding the extent (if any) to which options may be exercised after termination of employment; provided, however, that ISO's shall be subject to the following restrictions:

    (a) If a Participant terminates employment for any reason other than death or Disability, the Participant may not in any event exercise any ISO held by such Participant after the date which is three (3) months after the date of such termination.

    (b) If a Participant's employment is terminated by reason of Disability or death, the Participant or the personal representative of the Participant may not in any event exercise an ISO after the date which is twelve (12) months after the date of the Participant's employment termination.

  D. Leaves of Absence. The option agreements issued pursuant to this Plan may contain such provisions as the Committee shall determine with respect to approved leaves of absence.

  E. Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined at the time an option is granted) of the Common Stock with respect to which ISO's are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain ISO's which would otherwise become exercisable, the Committee, in its sole discretion, shall determine the times at which such ISO's become exercisable so that the provisions of this Subsection E are not violated; provided that in no event shall any ISO be exercisable more than (10) years from the date of granting thereof (five (5) years in the case of ISO's granted to Ten Percent Shareholders).

                  SECTION VII. OUTSIDE DIRECTOR STOCK OPTIONS

  Each option granted under the Plan to an Outside Director shall be evidenced by a written agreement in a form approved by the Committee or Board and shall be subject to the following terms and conditions:

  A. Grant of Options. Each Outside Director shall automatically be granted an NQO to purchase 1,000 shares of Common Stock (subject to adjustment as provided in Section IV above) on the date this Plan is approved by the stockholders of the Company. Each Outside Director shall automatically be granted, on the date immediately following the date of the annual meeting of stockholders of the Company in 1998 and on the date immediately following the date of each annual meeting of stockholders thereafter throughout the term of the Plan, an NQO to purchase 1,000 shares of Common Stock (subject to adjustment as provided in Section IV above). On the date of his or her initial election or appointment to the Board, an Outside Director shall be granted an NQO to purchase 1,000 shares of Common Stock (subject to adjustment as provided in Section IV above), unless the initial election of such Outside Director is at an annual meeting of the Company's stockholders.

  B. Option Price. The exercise price for the shares subject to each Outside Director option shall be the Fair Market Value for such shares on the grant date.

  C. Exercisability. Each Outside Director option shall be exercisable in whole or in part with respect to all of the shares covered by the option twelve (12) months after the date of grant. Each option not earlier terminated pursuant to Subsection D of this Section VII shall terminate and be of no force and effect upon the tenth (10th) anniversary of the date such option is granted.

  D. Termination of Service. If service on the Board by an Outside Director terminates for any reason other than Retirement, death, Disability or removal for cause, each then-outstanding option of such Outside Director thereafter may be exercised, to the extent exercisable at the time of termination, for a period of 90 days after the date of such termination, but in no event after the stated expiration date of such option. Upon Disability or Retirement, each then-outstanding option of such Outside Director shall become immediately exercisable and may be exercised until the earlier of twelve months after such Disability or Retirement, as the case may be, or the expiration or termination date of such option. Upon the death of an Outside Director, each then-outstanding option held by such Outside Director shall become immediately exercisable by his or her personal representative or other person who has acquired the right to exercise such option by bequest or inheritance or by reason of the laws of descent and distribution, until the earlier of twelve months after the death of such Outside Director or the expiration or termination of such option. An option held by an Outside Director who is removed for cause shall terminate immediately upon removal as a director.

  If any Outside Director, during or after his or her service on the Board, engages, directly or indirectly, in any activity which is in competition with any activity of the Company or any Subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any Subsidiary, any unexercised options shall immediately terminate, unless otherwise determined by the Board of Directors. The determination of whether an Outside Director is or has engaged in any competitive activity or in any action or conduct which is adverse or contrary to the interests of the Company or any Subsidiary shall be made by the Board of Directors, and such determination shall be final and binding upon all parties.

                     SECTION VIII. PAYMENT OF OPTION PRICE

  Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the shares being purchased.

  To the extent permitted by the option agreement and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), payment of an option exercise price also may be made, in whole or in part, by:

    (a) delivery of shares of Common Stock of the Company held by the Participant or Outside Director, as the case may be; or

    (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

                  SECTION IX. NON-TRANSFERABILITY OF OPTIONS

  Each option granted under the Plan shall by its terms be non-transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the Participant or of an Outside Director, only by such person. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable laws and regulations: (a) an Outside Director may transfer options to (i) his or her spouse, children, step-children, or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners; and (b) a Key Employee may transfer a NQO to the extent permitted by the Committee or the Board, either in the option agreement, or otherwise in writing. The Committee or the Board also may, in its discretion, authorize all or a portion of options held by Outside Directors to be transferred to other persons or entities.

  Subsequent transfers of transferred options shall be prohibited except those made in accordance with the Plan by will or the laws of descent and distribution. Following transfer, any option transferred shall continue to be subject to the terms and conditions applicable to the option immediately prior to the transfer. The provisions regarding termination of employment or service as a director shall continue to be applied with respect to the original holder of an option, and after such termination, the options transferred shall be exercisable by the transferee only to the extent, and for the periods permitted by the Plan and the option agreement.

  Any transfer of an option shall be subject to the condition that the transferee acknowledge and agree that the shares to be issued upon exercise of the option have not been registered with the Securities and Exchange Commission and that any such exercise is conditioned on an effective registration statement or an applicable exemption from such registration requirements.

                     SECTION X. AMENDMENT AND TERMINATION.

  Unless this Plan shall have terminated earlier as provided herein, this Plan shall terminate, and no options shall be granted hereunder, after ten (10) years from the date of its adoption by the Board of Directors. Any stock options outstanding at the termination of this Plan shall continue in full force and effect and shall not be affected by termination of this Plan.

  The Board of Directors may, at any time prior to that date, terminate this Plan or make such modifications to the Plan as it may deem advisable; provided that, to the extent required for compliance with Rule 16b-3 promulgated under the Exchange Act, Section 422 of the Code or any applicable law or regulation, the Company's stockholders must approve any amendment which will:

    (a) increase the number of shares that may be issued under this Plan;

    (b) with respect to NQO's, materially modify the requirements as to eligibility for participation in this Plan or, with respect to ISO's, change the designation of the persons or class of persons eligible for participation in this Plan;

    (c) materially increase the benefits accruing to the option holders under this Plan; or

    (d) otherwise require stockholder approval under any applicable law or regulation.

  Such stockholder approval must be obtained (i) within 12 months of the adoption by the Board of such amendment; (ii) if earlier, at the next annual meeting of stockholders after such adoption by the Board; or (iii) at such earlier date as may be required for compliance with Rule 16b-3 promulgated under the Exchange Act.

  Any amendment made to this Plan which would constitute a "modification" to ISO's outstanding on the date of such amendment shall not be applicable to such outstanding ISO's but shall have prospective effect only, unless the Participant agrees otherwise.

                            SECTION XI. WITHHOLDING

  The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an option holder receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the option holder an amount equal to such taxes. The Company may also retain and withhold or the option holder may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

                   SECTION XII. EFFECT OF CHANGE IN CONTROL

  A. A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (a) any person or entity (other than the Company, a Subsidiary of the Company, or any employee benefit plan(s) sponsored or maintained by the Company or a Subsidiary) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors, (b) the stockholders of the Company approve
(i) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation will not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merger or consolidation company's then outstanding voting securities, (ii) a liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company.

  B. Effect of Change of Control. Notwithstanding any limitations on the right of exercise, in the event of a Change of Control, any options held by a Participant or Outside Director shall immediately be exercisable in full.

                          SECTION XIII. MISCELLANEOUS

  A. Rights to Continued Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or a Subsidiary or interfere with the right of the Company or a Subsidiary to terminate the individual's employment or membership on the Board at any time.

  B. Retirement Plan Rights. Benefits received under this Plan by a Participant shall not affect or be used in the calculation of the Participant's pension or other retirement benefits under any other plan maintained by the Company.

  C. Investment Undertakings. Until and unless the issuance of shares of Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each person acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

  D. Rule 16b-3 Compliance and Bifurcation of Plan. It is the intention of the Company that, so long as the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board or the Committee, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

                    SECTION XIV. EFFECTIVENESS OF THE PLAN

  This Plan will be effective upon adoption by the Board of Directors of the Company, so long as it is approved by the stockholders of the Company within 12 months after such adoption.

                                UNITOG COMPANY

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 22, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints G. Kenneth Baum, Robert F. Hagans and Randolph K. Rolf, jointly and individually, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Unitog Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 22, 1997, or any adjournments or postponements thereof.

1. ELECTION OF CLASS B DIRECTORS

   [ ] FOR ALL NOMINEES LISTED BELOW
       (except as marked to the contrary below).


   [ ] WITHHOLD AUTHORITY
       to vote for all nominees listed below.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)
                 John W. Caffry
                 David B. Sharrock

2. APPROVAL OF THE ADOPTION OF THE UNITOG COMPANY 1997 STOCK OPTION PLAN.
             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

3. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1998.
             [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                            PLEASE SEE REVERSE SIDE

              PLEASE SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR CLASS B DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
Please mark, date, sign and return this Proxy card by mail in the enclosed postage prepaid envelope.


                                  DATED:_____________________________, 1997


                                  _________________________________________
                                  Signature


                                  _________________________________________
                                  Signature

                                  (Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)